UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the spin-off of A. H. Belo Corporation (A. H. Belo) from Belo Corp. (Company) in February 2008, the Company and A. H. Belo entered into a Tax Matters Agreement dated as of February 8, 2008. The Tax Matters Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed February 12, 2008.
On September 14, 2009, the Company and A. H. Belo entered into the First Amendment to Tax Matters Agreement. The Amendment addresses the carry back of losses generated by A. H. Belo post-spin to the Company’s pre-spin tax returns to enable the Company to utilize such losses on the Company’s tax returns. In exchange, A. H. Belo and the Company have agreed that any tax refund relating to these net operating losses will be held by the Company and applied to A. H. Belo’s share of future contributions to the G. B. Dealey Retirement Pension Plan. The First Amendment to Tax Matters Agreement dated September 14, 2009 is attached as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	First Amendment to the Tax Matters Agreement dated as of September 14, 2009 by and between Belo Corp. and A. H. Belo Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2009	BELO CORP.
	By:	/s/ Brenda C. Maddox
Brenda C. Maddox
Vice President/Treasurer and Tax

EXHIBIT INDEX

10.1	First Amendment to the Tax Matters Agreement dated as of September 14, 2009 by and between Belo Corp. and A. H. Belo Corporation